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Exhibit 12.1

                                 AQUANTIVE, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

                                                                  Six Months
                                                                ended June 30,                 Year ended December 31,
                                                              -----------------   ------------------------------------------------
                                                                 2005      2004      2004      2003      2002       2001      2000
                                                                 ----      ----      ----      ----      ----       ----      ----
Pre-tax income (loss) from continuing operations              $ 23,707  $ 12,448  $ 27,596  $ 12,659  $ (3,263)  $(39,984) $(42,929)

Add: Fixed charges
      Interest expensed & capitalized                            1,819       396     2,298       932     1,090      1,671     1,230
      Amortized capitalized expenses related to indebtedness       275        --        --        --        --         --        --
                                                              --------  --------  --------  --------  --------   --------  --------

Total Fixed charges (B)                                          2,094       396     2,298       932     1,090      1,671     1,230

Pre-tax income (loss) from continuing operations before
      fixed charges (A)                                       $ 25,801  $ 12,844  $ 29,894  $ 13,591  $ (2,173)  $(38,313) $(41,699)
                                                              --------  --------  --------  --------  ---------  --------  --------

Ratio of earnings to fixed charges (A)/(B)                        12.3      32.4      13.0      14.6      -2.0      -22.9     -33.9
                                                              ========  ========  ========  ========  ========   ========  ========